Exhibit 10.1

SERIES P PREFERRED STOCK SUBSCRIPTION AGREEMENT

This SERIES P PREFERRED STOCK Subscription Agreement (the “Agreement”) is made as of the date set forth below by and between Global Technologies, LTD, a Delaware corporation (“GTLL” or the “Company”), and the undersigned subscriber (“Subscriber”).

1. Offering

The Company is offering to a limited number of accredited investors up to $750,000 (the “Offering”) pursuant to Regulation D, Rule 506(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering consists of:

●	A Revenue Share Agreement (the “RSA”), providing the Subscriber with a royalty equal to

○	5% of net revenues from PulseAi and Primecare Supply, LLC, and
○	5% of gross revenues from GTLL Advisory Group, LLC (DBA GlowWell Advisors), until the Subscriber has received 200% of their original investment; and

●	An equity bonus of one (1) Series P Preferred Share of GTLL for each $1 invested, with rights and preferences as set forth in the Certificate of Designation.

2. Subscription and Payment

The Subscriber hereby subscribes to invest $_________________in the Offering (the “Subscription Amount”), subject to acceptance by the Company. Payment shall be made by wire transfer or other form acceptable to the Company upon execution of this Agreement.

3. Revenue Share Terms

The Subscriber shall be entitled to receive quarterly payments equal to the pro rata portion of the royalty described above, in accordance with the RSA. Payments will continue until the Subscriber receives a 2x return on invested capital, at which point the revenue share will terminate.

4. Series P Preferred Share Rights

Each $1 invested entitles the Subscriber to receive one (1) Series P Preferred Share, with the following rights as set forth in the Certificate of Designation:

●	Convertible into 1 share of GTLL Common Stock at any time.
●	Subject to a 6-month lock-up from the date of issuance.
●	Adjusted for forward or reverse stock splits or stock dividends to preserve parity.
●	No anti-dilution rights.
●	Structured to avoid derivative liability under ASC 815.
●	Entitled to revenue participation as set forth above.

5. Representations of Subscriber

The Subscriber represents and warrants to the Company that:

●	The Subscriber is an “Accredited Investor” under Rule 501(a) of Regulation D and has completed the Accredited Investor Certification.
●	The Subscriber has a pre-existing, substantive relationship with the Company or its officers and was not solicited by means of public advertising.
●	The Subscriber has received and reviewed all relevant documents, including the RSA, the Series P Certificate, and Offering Materials, and has had the opportunity to ask questions and consult with advisors.

6. Company Representations

The Company represents and warrants that:

●	The Offering is being conducted in compliance with Rule 506(b) of Regulation D.
●	The Company has the full right, power, and authority to issue the securities described herein.

7. Miscellaneous

This Agreement shall be governed by the laws of the State of Delaware. All notices shall be delivered to the address provided below. This Agreement may be executed in counterparts and via electronic signature.

REQUIRED LEGEND / DISCLAIMER (Rule 502(c))

DISCLAIMER:

This confidential presentation and the securities described herein are being offered solely to prospective investors who qualify as “accredited investors” as defined under Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), in a transaction not involving a public offering, and in reliance upon an exemption from registration under Rule 506(b) of Regulation D.

This offering is made exclusively through private and direct communications. This material does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction in which such an offer or solicitation would be unlawful. No general solicitation or advertising is being used in connection with this offering.

The securities described herein have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold absent registration or an applicable exemption. Any investment involves substantial risks, including the possible loss of principal. Prospective investors should conduct their own due diligence and consult their own legal, tax, and financial advisors prior to investing.

Global Technologies, LTD (the “Company”) reserves the right to modify any of the terms of the offering and to reject any subscription in whole or in part. This material may not be reproduced, distributed, or used for any other purpose.

SUBSCRIBER SIGNATURE

Name:________________________________________

Entity Name (if applicable): ______________________________________

Email: ________________________________________

Address: ________________________________________

Subscription Amount: $________________________________________

Date: ________________________________________

Signature:________________________________________

Company Acceptance

Accepted by:

Global Technologies, LTD

By: ________________________________________

H. Wyatt Flippen

Chief Executive Officer & Chairman

Date: ________________________________________